AMENDMENT NO. 2
                               TO CREDIT AGREEMENT

         AMENDMENT NO. 2 dated as of November 16, 1998 by and among IMAGEMAX, INC., a Pennsylvania corporation (the "Borrower"), the undersigned subsidiaries of the Borrower (with the Borrower, the "Company Affiliates"), FIRST UNION NATIONAL BANK (successor by merger to CORESTATES, BANK, N.A.) a national banking association, for itself and as agent (the "Agent"), and COMMERCE BANK, N.A., a national banking association (such banks collectively referred to the "Banks").

         WHEREAS, the Borrower, the Company Affiliates, the Agent and the Banks entered into a certain Credit Agreement dated as of March 30, 1998 (as amended on the date hereof and hereafter, the "Credit Agreement"); and

         WHEREAS, the Borrower has requested the Banks to make certain changes to the Credit Agreement;

         NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Capitalized Terms. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed thereto in the Credit Agreement.

         2. Definition of Cash Flow. The definition of "Cash Flow" shall be amended to insert after "net income" the following: "(excluding a pretax restructuring charge of $925,000 taken by the Borrower in its fiscal quarter ending September 30, 1998 and a pretax restructuring charge of up to $6,150,000 expected to be taken in Borrower's fiscal quarter ending December 31, 1998 with respect to the sale of Borrower's Southeast Unit)."

         3. Definition of Termination Date. The definition of "Termination Date" shall be amended to read in full as follows:

         "Termination Date" means December 31, 1999.

         4. Reduction of Facility. Section 2.01 (a) shall be amended to read in full as follows, and Schedule 2.01 shall be amended to read in full as attached hereto.

         Section 2.01. Amount and Nature of Revolving Credit Facility.

               (a) Subject to the terms and conditions of this Agreement, and in particular Section 2.04 and 9.10, and to the other Loan Documents, and in reliance upon the representations, warranties and covenants herein and therein contained, each Bank severally (but not jointly) agrees to make a Revolving Credit Facility available to Borrower and through the Borrower, to each of its operating Subsidiaries, in an aggregate principal amount not to exceed such Bank's Ratable Share of $20,100,000, divided into;

                    (i) an acquisition facility not to exceed $15,390,000 (the
               "Acquisition Facility"), and

                    (ii) a working capital facility not to exceed the lesser of
               (A) $4,710,000 or (B) 80% of the amount of the Eligible Accounts of the Company Affiliates (the "Working Capital Facility");

               provided that, either (x) the Acquisition Facility shall be reduced automatically to $10,390,000 on December 31, 1998, and the total Revolving Credit Facility shall also be reduced accordingly, and all Revolving Credit Advances in excess thereof shall be repaid in full, or (y) on or before December 31, 1998, the Borrower shall repay Revolving Credit Advances under the Acquisition Facility to the maximum amount possible up to $5,000,000, and the Borrower shall deliver to the Banks executed, unconditional agreements from third parties in form and substance satisfactory to the Banks, providing for the purchase of equity securities and/or the issuance of subordinated debt of the Borrower for a total to be paid to the Borrower equal to or greater than $5,000,000 minus the amount of Revolving Credit Advances repaid under this subsection (y), and after December 31, 1998 the Acquisition Facility and the total Revolving Credit Facility shall be reduced and the Revolving Credit Advances paid as set forth in subsection (x) above on or before the date set forth for the consummation of such agreements (which date shall be satisfactory to the Banks in their sole discretion).

               (the various limitations required in this subsection (a) being herein referred to as the "Revolving Credit Limits").

         5. Increase in Base Rate. Section 4.01 (b)(i) shall be amended effective on October 1, 1998, to provide that interest on Base Rate Loans will be payable at an annual rate equal to the Base Rate plus .75% and conforming changes shall be deemed made throughout the Loan Documents.

         6. Increase in Applicable Margin. Section 4.01 (a) shall be amended to read in full as follows, effective on October 1, 1998:

          (a) The Applicable Margin for LIBOR Loans shall be equal to three and one-half percent (3.5%).

         7. Minimum Cash Flow. Section 9.01 shall be amended to change the scheduled ratios as follows:

            Fiscal Quarters Ending
            in the Following Periods                     Amount
            ------------------------                     ------
            10/1/98 through 12/31/98                   $5,700,000
            1/l/99 through 6/30/99                      5,700,000
            7/1/99 through 9/30/99                      6,250,000
                  thereafter                            7,500,000

         8. Ratio of Funded Debt to Cash Flow. Section 9.02 shall be amended to change the scheduled ratios to read in full as follows:

            Fiscal Quarters Ending
            in the Following Periods                      Ratio
            ------------------------                      -----
            7/1/98 through 9/30/99                     3.60 to 1.0
            10/1/98 through 12/31/98                   3.30 to 1.0
            1/1/99 through 3/31/99                     3.50 to 1.0
            4/1/99 through 6/30/99                     3.30 to 1.0
            thereafter                                 3.00 to 1.0

         9. Cash Flow Coverage. Section 9.03 shall be amended to read in full as follows:


          Section 9.03. Cash Flow Coverage. The Company Affiliates will not permit the ratio of Adjusted Cash Flow to Fixed Charges, for any period of four consecutive fiscal quarters ending as set forth below, to be less than the following ratios:

         Fiscal Quarters Ending
         In the Following Periods              Ratio
         ------------------------              -----
         10/01/98 through 12/31/98             1.20 to 1.0
         01/01/99 through 03/31/99             1.00 to 1.0
         04/01/99 through 06/30/99             1.00 to 1.0
         thereafter                            1.50 to 1.0




         10. Minimum Capitalization. Section 9.04 shall be amended to add thereto the following:

         provided that, the dollar amount set forth in subsection (a) above shall be reduced to $38,000,000 if and only if the entire Southeast Unit of the Company Affiliates is sold in one transaction on or before December 31, 1998 and the Borrower incurs restructuring charges with respect to such sale in its fiscal quarter ended December 31, 1998 not to exceed $6,150,000.

         11. Restriction on Acquisitions. Section 9.10 is hereby amended to read in full as follows:

          Section 9-10. Restriction on Acquisitions. No Company Affiliate shall create or acquire any new Company Affiliate, acquire all or a substantial portion of the assets or securities of any other Person, or assume or agree to discharge the liabilities or obligations of any other Person, or agree to do any of the foregoing (by merger, consolidation or otherwise).


         12. Default. Section 10.01 (i) is hereby amended to read in full as follows:

          (i) The dissolution, merger, consolidation, or the sale or change in control (as "control" is defined in Rule l2b-2 under the Securities Exchange Act of 1934 as amended) of Borrower, or transfer of any substantial portion of Borrower's assets, or if any agreement for such dissolution, merger, consolidation, change in control, sale or transfer is entered into by Borrower. There shall be conclusively presumed to have been a change in control if any one of the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of Borrower ceases to serve in such capacity for whatever reason and is not replaced within sixty (60) days with a person reasonably satisfactory to the Required Banks;


         13. Fees. The Company Affiliates hereby confirm that (a) they will pay to the Banks a restructuring fee of $150,000, payable $50,000 on the date hereof, and $100,000 on January 2, 1999, provided that the latter payment shall be waived if (i) the Acquisition Facility is reduced to $10,390,000 on December 31, 1998 and outstanding Revolving Credit Advances are equal to or less than the Revolving Credit Limits, or (ii) the Banks receive the agreements described in the proviso to Section 2.01 (a), (b) they will pay to the Agent collateral audit fees promptly when billed. and (c) they will pay the legal fees of the Agent and the Banks on the date hereof and thereafter as billed.

         14. Representations and Covenants. The Company Affiliates certify that all representations and warranties contained in the Credit Agreement including without limitation the schedules thereto, are true, correct and complete on and as of the date hereof, that there has been no material adverse change in the Company Affiliates' consolidated operations, properties, or condition, financial or otherwise, and that no Default or Event of Default is in existence on the date hereof or will be in existence after giving effect hereto.

         15. Ratification. Other than as specifically set forth herein, the Company Affiliates hereby ratify and confirm the Credit Agreement and all other Loan Documents, and confirms that (a) all of the foregoing remain in full force and effect, (b) each of the foregoing is enforceable against each Company Affiliate in accordance with its terms, and (c) no Company Affiliate has any defense to its obligations, and no claims, relative to the Credit Agreement.

         16. Miscellaneous. Article XII of the Credit Agreement is incorporated herein by this reference and shall apply to this Amendment. Execution of this Amendment shall not constitute an agreement by the Agent or any Bank to execute any other amendment or modification of or waiver with respect to the Credit Agreement or any other Loan Document. References to the Credit Agreement in any document relating thereto shall be deemed to include this Amendment. This Amendment may be executed in counterparts.

         IN WITNESS WHEREOF, the Company Affiliates, the Agent and the Banks have caused this Amendment to be duly executed and delivered as of the date and year first above written.



                                   FIRST UNION NATIONAL BANK, for itself and as Agent

                                   By: /s/ Kristen J. LaDow
                                       ---------------------------------
                                       Name: Kristen J. LaDow
                                       Title: Vice President

                                   Address: Broad & Chestnut Streets
                                            P.O. Box 7618
                                            Philadelphia, PA 19101

                                   With a copy to:

                                            First Union National Bank
                                            Meetinghouse Business Center
                                            2240 Butler Pike
                                            Plymouth Meeting, PA 19462
                                            Attn: William Johnston

                                   COMMERCE BANK, N.A.

                                   By: /s/ Roger L. Bomgardner
                                       -----------------------------
                                       Name: Roger L. Bomgardner
                                       Title: Vice President

                                   Address:

                                             1701 Route 70 East
                                             Cherry Hill, NJ 09034

                                   IMAGEMAX, INC.
                                   IMAGEMAX OF INDIANA, INC.
                                   IMAGEMAX OF SOUTH CAROLINA, INC.
                                   IMAGEMAX OF TENNESSEE, INC.
                                   IMAGEMAX OF ARIZONA, INC.
                                   IMAGEMAX OF NEBRASKA, INC.
                                   IMAGEMAX OF OHIO, INC.
                                   IMAGEMAX OF NEW YORK, INC.
                                   IMAGEMAX OF OREGON, INC.
                                   IMAGEMAX OF CALIFORNIA, INC.
                                   IMAGEMAX OF VIRGINIA, INC.
                                   AMMCORP ACQUISITION CORP.
                                   IMAGEMAX OF DELAWARE, INC.

                                   By: /s/ James D. Brown
                                       ---------------------------------
                                       James D. Brown
                                       Treasurer

                                   Address: 1100 Hector Street
                                            Suite 396
                                            Conshohocken, PA 19428
                                            Attn: President

                                  Exhibit 2.01

                            Banks and Ratable Shares

                                                     Revolving Credit
                                                         Facility
                                                     ----------------
 First Union National Bank,                              13,400,000
 Successor by merger to
 CoreStates Bank, N.A.
 Broad & Chestnut Streets
 Philadelphia, PA 19101

 Commerce Bank, N.A.                                      6,700,000
 1701 Route 70 East
 Cherry Hill, NJ 08034
                                                         ----------
                                                         20,100,000

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